EXHIBIT 3(ii)

                              ALBA-WALDENSIAN, INC.


                                     BY-LAWS
                        As Amended to September 30, 1999
                          ----------------------------

                                   ARTICLE XV
                                  STOCKHOLDERS


         SECTION 1. The annual meeting of the stockholders of the corporation shall be held at its office in Valdese, North Carolina, on the third Wednesday in April of each year (or if said day be a legal holiday, then on the next succeeding day not a holiday), at eleven o'clock in the forenoon, Eastern Standard Time, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.
         SECTION 2. Special meetings of the stockholders may be held upon call of the Board of Directors or of the Chairman of the Board or the President (and shall be called by the President at the request in writing of stockholders owning a majority of the outstanding shares of the corporation entitled to vote at the meeting) at such time and at such place within or without the State of Delaware, as may be fixed by the Board of Directors or the Chairman of the Board or the President by the stockholders owning a majority of the outstanding stock of the corporation entitled to vote, as the case may be, and as may be stated in the notice setting forth such call.
         SECTION 3. Notice of the time and place of every meeting of stockholders shall be delivered personally or mailed at least ten days previous thereto to each stockholder of record entitled to vote at the meeting, who shall have furnished a written address to the Secretary of the corporation for the purpose. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote at the meeting are present, or if notice is waived by those not present.
         SECTION 4. The holders of record of a majority of the issued and outstanding shares of the corporation which are entitled to vote at the meeting, present in person or by proxy, shall, except as otherwise provided by law, constitute a quorum at all meetings of the stockholders. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time.
         SECTION 5. Meetings of the stockholders shall be presided over by the Chairman of the Board or the President or, if neither is present, by a Vice President or, if no such officer is present, by a chairman to be chosen at the meeting. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of the meeting, if present.
         SECTION 6. Each stockholder entitled to vote at any meeting shall have one vote in person or by proxy for each share of stock held by him which has voting power over the matter in question at the time; but no proxy shall be voted on after three years from its date, unless such proxy provides for a longer period.
         SECTION 7. At all elections of directors the voting shall be by ballot, and a majority of the votes cast thereat shall elect. The Chairman of each meeting at which directors are to be elected shall appoint two inspectors of election, unless such appointment shall be unanimously waived by those stockholders present or represented by proxy at the meeting and entitled to vote at the election of directors. No director or candidate for the office of director shall be appointed as such Inspector. The Inspectors shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability, and shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken. Except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of stockholders entitled to vote, as hereinafter provided, no stock shall be voted on at any election of directors which shall have been transferred upon the books of the corporation within twenty days next preceding such election.
         SECTION 8. In order that the Corporation may determine stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any right, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall be not more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. In no case shall the stock transfer books be closed for purposes of such determination. If no record date is fixed: (1) the record date for determining stockholders entitled to notice or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders or any other purpose shall be held at the close of business on the day on which the board of directors adopts the resolution relating thereto. The determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may exercise a new record date for the adjourned meeting.
                                   ARTICLE XVI
                               BOARD OF DIRECTORS

         SECTION 1. The property and business of the corporation shall be managed by its board of directors, none of the members of which need be a stockholder of the corporation.
         The number of directors of the corporation  shall not be less than five
(5) nor more than fifteen (15), the exact number of authorized directors, hereinafter referred to as the entire board, to be determined from time to time by resolution adopted by a majority of the entire board, and such exact number shall be eleven (11) until otherwise determined by resolution adopted by a majority of the entire board. In the event that the number of authorized directors is increased by such resolution, the vacancy or vacancies so resulting shall be filled by the stockholders of this corporation called for that purpose. Any such vacancy or vacancies not filled by the stockholders at any annual or special meeting of the corporation may be filled by a vote of a majority of the directors then in office. A decrease in the number of authorized directors shall not of itself remove any director prior to the expiration of his term of office.
         The board of directors shall be divided into three classes, each class to be as nearly equal in number as possible, to serve in the first instance until the annual meeting of stockholders to be held in 1980, 1981, and 1982, respectively, and until their successors shall be elected and shall qualify, and thereafter the successors in each class of directors shall be elected to serve for terms of three years and until their successors shall be elected and shall qualify. In the event of any increase in the authorized number of directors, the additional directors shall be so classified that all classes of directors shall be increased equally, as nearly as possible, and, in the event of any decrease in the authorized number of directors, all classes of directors shall be decreased equally, as nearly as possible.
         A majority of the board of directors shall constitute a quorum for the transaction of all business except for those particular items contained in Paragraph 13(iv)(i)(ii) of the Certificate of Incorporation in which event, the majority required thereunder shall prevail.
         SECTION 2. In the event of the death, resignation, retirement, removal or disqualification of a director during his elected term of office, his successor shall be elected by a majority of the directors then in office and shall serve only until the expiration of the term of his predecessor.
         The stockholders at any meeting may, by a majority vote of all issued and outstanding stock entitled to vote, remove any director and fill the vacancy in the board of directors thus caused.
         SECTION 3. Meetings of the board of directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the board or as may be specified in the call of any meeting. Regular meetings of the board of directors shall be held at such times as may from time to time be fixed by resolution of the board; and special meetings may be held at any time upon the call of the Chairman of the Board or the President, by oral, telegraphic or written notice, duly served on or sent or mailed to each Director not less than two days before the meeting. A meeting of the board may be held without notice immediately after the annual meeting of the stockholders at the same place at which such meeting is held. Notice need not be given of regular meetings of the board held at times fixed by resolution of the board. Meetings may be held at anytime without notice if all the directors are present or if those not present waive notice of the meeting, in writing.
         SECTION 4. Any person who at any time serves or has served as a director of the Corporation shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (a) expenses, including reasonable attorneys' fees, actually and necessarily incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and whether or not brought by or on behalf of the Corporation, arising out of his or her status as such director, or as an officer, employee or agent of the Corporation, or his or her service, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, or his or her activities in any of the foregoing capacities, and (b) any liability incurred by him or her, including without limitation, satisfaction of any judgment, money decree, fine (including any excise tax assessed with respect to an employee benefit plan), penalty or settlement, for which he or she may have become liable in connection with any such action, suit or proceeding.
         The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this Bylaw, including without limitation, to the extent necessary, (a) making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him or her and (b) giving notice to and obtaining approval by the shareholders of the Corporation.
         Expenses incurred by a director in defending an action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director to pay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation against such expenses.
         Any person who at any time after the adoption of this Bylaw serves or has served as a director of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein, and any modification or repeal of these provisions for indemnification shall be prospective only and shall not affect any rights or obligations existing at the time of such modification or repeal. Such right shall inure to the benefit of the legal representatives of any such person, shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Bylaw, and shall not be limited by the provisions for indemnification in Section 145 of the Delaware General Corporation Law or any successor statutory provisions or by reason of the existence at any time of any other Bylaw of the Corporation.
         Any person who is entitled to indemnification by the Corporation hereunder shall also be entitled to reimbursement of reasonable costs, expenses and attorneys' fees incurred in obtaining such indemnification.
         In addition, the Corporation may by action of the Board of Directors in a particular case agree to indemnify up to the fullest extent permitted by law any officer, employee or agent who is a not a director of the Corporation to the same extent and in the same manner as the Corporation is bound to indemnify directors of the Corporation pursuant to this Bylaw
                                  ARTICLE XVII
                                    OFFICERS

         SECTION 1. The board of directors as soon as may be after their election held in each year, or at any time during their term of office, shall choose a President of the corporation, one or more Vice Presidents, a Secretary and a Treasurer and, from time to time, may appoint an Executive Vice President, Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. The office of Secretary and Treasurer may be held by the same person, and a Vice President of the corporation may also be either the Secretary or the Treasurer. The President shall be chosen from among the Directors. The Board in its discretion may, also, choose a Chairman of the Board and a Vice Chairman of the Board from among the directors.
         SECTION 2. The term of office of all officers shall be one year, or until their respective successors are chosen; but any officer may be removed from office at any time by the affirmative vote of a majority of the members of the board.
         SECTION 3. Subject to such limitations as the board of directors may from time to time prescribe, the officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Secretary shall be sworn to the faithful discharge of his duties. The Treasurer and the Assistant Treasurers may be required to give bond for the faithful discharge of their duties, in such sum and with such surety or sureties as the Board of Directors may from time to time prescribe.
                                  ARTICLE XVIII
                              CERTIFICATES OF STOCK

         SECTION 1. The interest of each stockholder of the corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the board of directors may from time to time prescribe. The shares in the stock of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of a certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereupon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require.
         SECTION 2. The certificates of stock shall be signed by the President or a Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, shall be sealed with the seal of the corporation (or shall bear a facsimile of such seal), and shall be countersigned and registered in such manner, if any, as the board of directors may by resolution prescribe. If such certificate is countersigned by a transfer agent (other than the corporation or its employees) or by a registrar (other than the corporation or its employees) any other signature on the certificates may be facsimile.
         SECTION 3. No certificate for shares of stock in the corporation may be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors in its discretion may require.
                                   ARTICLE XIX
                                 CORPORATE BOOKS

         The books of the corporation, except the original or duplicate stock ledger, may be kept outside of the State of Delaware, at the office of the corporation in Valdese, North Carolina, or at such other place or places as the board of directors may from time to time determine.
                                   ARTICLE XX
                               CHECKS, NOTES, ETC.

         All checks and drafts on the corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer of officers or agent or agents as shall be thereunto authorized from time to time by the board of directors.
                                   ARTICLE XXI
                                   FISCAL YEAR

     The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the 31st day of December following.
                                  ARTICLE XXII
                                 CORPORATE SEAL

         The corporate seal shall have inscribed the name thereon the name of the corporation and the words "Incorporated Delaware 1928." In lieu of the corporate seal, when so authorized by the board of directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.
                                  ARTICLE XXIII
                                     OFFICES

         The corporation and the stockholders and the directors may have offices outside the State of Delaware at such places as shall be determined from time to time by the board of directors.
                                  ARTICLE XXIV
                                   AMENDMENTS

         Except as provided for in Paragraph 7 and 13 of the Certificate of Incorporation, all other paragraphs of the By-Laws of the corporation may be added to, altered, amended or repealed by the affirmative vote of the holders of the stock of the corporation issued and outstanding and entitled to vote thereon, at any regular or special meeting of the stockholders, if notice of the proposed change be contained in the notice of the meeting, or, subject to the power of the stockholders to alter, amend or repeal By-Laws made by the board of directors, by the affirmative vote of a majority of the Board of Directors at any regular or special meeting thereof, if in the call or notice of said meeting the proposed change shall be set forth as one of the objects of the meeting; provided that no change in the time or place for the election of directors shall be made except in accordance with the laws of the State of Delaware.